Exhibit 99

Contact Info:    Mary Ellen Fitzpatrick, Senior Vice President, Corporate Communications (978) 656-5520

Enterprise Bancorp, Inc. Announces 2014 Second Quarter Net Income of $3.3 Million and Year-to-Date Loan and Deposit Growth of $67 Million and $77 Million, Respectively
LOWELL, MA-(GlobeNewswire)-(July 17, 2014) - Enterprise Bancorp, Inc. (the “Company”) (NASDAQ: EBTC), parent of Enterprise Bank, announces net income for the three months ended June 30, 2014 of $3.3 million, an increase of $235 thousand, or 8%, compared to the same three-month period in 2013. Diluted earnings per share were $0.32 for the three-month period ended June 30, 2014, an increase of $0.01, or 3%, compared to same period in 2013. Net income for the six months ended June 30, 2014 amounted to $6.8 million, an increase of $308 thousand, or 5%, compared to the same six-month period in 2013. Diluted earnings per share were $0.67 for the six-month period ended June 30, 2014, an increase of $0.01, or 2%, compared to same period in 2013.

As previously announced on July 15, 2014, the Company declared a quarterly dividend of $0.12 per share to be paid on September 2, 2014 to shareholders of record as of August 12, 2014. The quarterly dividend represents a 4.3% increase over the 2013 dividend rate.

Chief Executive Officer Jack Clancy commented, “On an annualized basis, loans have increased 9% and deposits, excluding brokered deposits, have increased 10% through the first six months of 2014. Our growth and operating results were driven by our dedicated Enterprise team through active community involvement, relationship building and customer-focused philosophies, as well as our comprehensive and progressive product and service offerings and market expansion. Within the last six years, we have added 8 branches, which represents 36% of our total offices. We believe the number of relatively new branches provide opportunities for continued growth and are very positive investments for our future. Strategically, our focus in 2014 remains on organic growth while continually planning for our future by investing in our branch network, technology, progressive product capabilities and, most importantly, in our Enterprise team, our customers and our communities.”
Founder and Chairman of the Board George Duncan commented, “This is our 99th consecutive profitable quarter. Additionally, our total assets exceeded $1.9 billion at the end of the current quarter and total assets under management are approaching $2.7 billion. Our steady growth and accomplishments are due in large part to the loyalty and support of the Bank's shareholders, customers and employees. As an economic engine, we help drive our regional economy by providing funds to grow businesses and non-profits, create jobs, and make our communities better places to live and work.”

Results of Operations
The Company's growth has contributed to increases in net interest income and non-interest expenses in the current year as compared to the same period in 2013. Net income, as compared to the prior year, was also impacted by a lower loan loss provision in 2014, partially offset by a decrease in non-interest income due primarily to lower gains on sales of loans and lower net gains on sales of investment securities.

Net interest income for the three months ended June 30, 2014 amounted to $17.5 million, an increase of $1.3 million, or 8%, compared to the same period in 2013. Net interest income for the six months ended June 30, 2014 amounted to $34.4 million, an increase of $2.4 million, or 8%, compared to the same period in 2013. This increase in net interest income was primarily due to loan growth, mainly in commercial real estate loans, partially offset by a decrease in tax equivalent net interest margin (“margin”). Average loan balances (including loans held for sale) increased $135.4 million and $144.0 million for the three and six months ended June 30, 2014, respectively, compared to the same periods in 2013. Net interest margin was 4.04% for the quarter ended June 30, 2014, which is relatively consistent with the quarterly margins at March 31, 2014 of 4.02% and December 31, 2013 of 4.04%. The margin for the quarter ended June 30, 2013 was 4.08%. Net interest margin was 4.03% for the six months ended June 30, 2014, compared to 4.12% for the six months ended June 30, 2013.

For the quarters ended June 30, 2014 and 2013, the provision for loan losses amounted to $200 thousand and $534 thousand, respectively. The provision for loan losses amounted to $400 thousand and $1.3 million for the six months ended June 30, 2014 and 2013, respectively. In determining the provision to the allowance for loan losses, management takes into consideration the level of loan growth and an estimate of credit risk, which includes such items as adversely classified and non-performing loans, the estimated specific reserves needed for impaired loans, the level of net charge-offs, and the estimated impact of current economic conditions on credit quality. The level of loan growth for the six months ended June 30, 2014 was $67.3 million, compared to $87.7 million during the same period in 2013. Total non-performing assets as a percentage of total assets declined to 0.93% at June 30, 2014, compared to 1.24% at June 30, 2013. For the six months ended June 30, 2014, the Company recorded net charge-offs of $839 thousand compared to net recoveries of $100 thousand for the six months ended June 30, 2013. The majority of the current charge-offs were previously allocated specific reserves on commercial relationships for which management deemed collectability of amounts due was unlikely based on current realizable collateral values. This reduction in specific reserves contributed to the decline in the overall allowance to total loan ratio at June 30, 2014. The allowance for loan losses to total loans ratio was 1.67% at June 30, 2014, 1.69% at March 31, 2014 and 1.77% at December 31, 2013. Management continues to closely monitor the non-performing assets, charge-offs and necessary allowance levels, including specific reserves.
Non-interest income for the three months ended June 30, 2014 amounted to $3.3 million, a decrease of $289 thousand, or 8%, compared to the same period in 2013. Non-interest income for the six months ended June 30, 2014 amounted $6.7 million, a decrease of $449 thousand, or 6%, compared to the same period in 2013. The decreases in non-interest income were primarily due to decreases in gains on sales of loans, due to a lower volume of mortgage origination activity in 2014, and decreases in net gains on sales of investment securities. These decreases were partially offset by increases in investment advisory income and deposit and interchange fees.

Non-interest expense for the quarter ended June 30, 2014 amounted to $15.4 million, an increase of $984 thousand, or 7%, compared to the same period in the prior year. For the six months ended June 30, 2014, non-interest expense amounted to $30.3 million, an increase of $2.4 million, or 8%, over the same period in the prior year. Increased expenses over the prior year related to salaries and benefits, occupancy and technology and were primarily due to the Company's strategic growth initiatives.

Key Financial Highlights

▪
Total assets were $1.93 billion at June 30, 2014 as compared to $1.85 billion at December 31, 2013, an increase of $83.3 million, or 5%. Since March 31, 2014, total assets have increased $68.0 million, or 4%.

▪	Total loans amounted to $1.59 billion at June 30, 2014, an increase of $67.3 million, or 4%, since December 31, 2013. Since March 31, 2014, total loans have increased $43.8 million, or 3%.

▪
Total deposits, excluding brokered deposits, were $1.66 billion at June 30, 2014 as compared to $1.58 billion at December 31, 2013, an increase of $77.2 million, or 5%. Since March 31, 2014, total deposits, excluding brokered deposits, increased $68.2 million, or 4%. Brokered deposits were $85.1 million at June 30, 2014, $51.6 million at December 31, 2013, and $85.1 million at March 31, 2014.

▪
Investment assets under management amounted to $697.7 million at June 30, 2014 as compared to $667.3 million at December 31, 2013, an increase of $30.4 million, or 5%. Since March 31, 2014, investment assets under management increased $22.4 million, or 3%. The increase in investment assets under management in the current year is primarily attributable to asset growth from market value appreciation.

▪
Total assets under management amounted to $2.70 billion at June 30, 2014, compared to $2.59 billion at December 31, 2013, an increase of $109.1 million, or 4%. Since March 31, 2014, total assets under management increased $88.9 million, or 3%.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank. The Company principally is engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through the bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, deposit and cash management products as well as investment advisory and wealth management, and insurance services. The Company's headquarters and the bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Merrimack Valley and

North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 22 full-service branch offices located in the Massachusetts cities and towns of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury, Tyngsborough and Westford and in the New Hampshire towns of Derry, Hudson, Nashua, Pelham and Salem.

The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by reference to a future period or periods or by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” “plan,” and other similar terms or expressions. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition. For more information about these factors, please see our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands)	June 30, 2014	December 31, 2013	June 30, 2013
Assets
Cash and cash equivalents:
Cash and due from banks	$51,637	$41,362	$40,795
Interest-earning deposits	17,114	10,153	6,878
Fed funds sold	—	2,218	4,055
Total cash and cash equivalents	68,751	53,733	51,728
Investment securities at fair value	214,845	215,369	190,459
Federal Home Loan Bank stock	3,357	4,324	4,324
Loans held for sale	2,431	1,255	3,917
Loans, less allowance for loan losses of $26,528 at June 30, 2014, $26,967 at December 31, 2013 and $25,671 at June 30, 2013	1,564,875	1,497,089	1,421,675
Premises and equipment	29,193	29,891	28,602
Accrued interest receivable	6,101	6,186	6,092
Deferred income taxes, net	12,984	13,927	13,771
Bank-owned life insurance	16,116	15,902	15,678
Prepaid income taxes	840	443	1,387
Prepaid expenses and other assets	8,099	6,150	10,047
Goodwill	5,656	5,656	5,656
Total assets	$1,933,248	$1,849,925	$1,753,336
Liabilities and Stockholders’ Equity
Liabilities
Deposits	$1,746,794	$1,635,992	$1,579,293
Borrowed funds	484	36,534	1,880
Junior subordinated debentures	10,825	10,825	10,825
Accrued expenses and other liabilities	15,092	14,675	16,766
Accrued interest payable	551	565	579
Total liabilities	1,773,746	1,698,591	1,609,343
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock $0.01 par value per share; 20,000,000 shares authorized; 10,137,443 shares issued and outstanding at June 30, 2014 (including 160,521 shares of unvested participating restricted awards), 9,992,560 shares issued and outstanding at December 31, 2013 (including 170,365 shares of unvested participating restricted awards) and 9,872,735 shares issued and outstanding at June 30, 2013 (including 171,481 shares of unvested participating restricted awards)	101	100	99
Additional paid-in capital	55,068	52,936	50,479
Retained earnings	100,558	96,153	91,427
Accumulated other comprehensive income	3,775	2,145	1,988
Total stockholders’ equity	159,502	151,334	143,993
Total liabilities and stockholders’ equity	$1,933,248	$1,849,925	$1,753,336

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(Dollars in thousands, except per share data)	2014	2013	2014	2013
Interest and dividend income:
Loans and loans held for sale	$17,707	$16,653	$34,883	$33,026
Investment securities	1,051	794	2,073	1,604
Other interest-earning assets	22	11	55	21
Total interest and dividend income	18,780	17,458	37,011	34,651
Interest expense:
Deposits	1,025	996	2,026	2,030
Borrowed funds	8	40	30	86
Junior subordinated debentures	295	295	589	589
Total interest expense	1,328	1,331	2,645	2,705
Net interest income	17,452	16,127	34,366	31,946
Provision for loan losses	200	534	400	1,317
Net interest income after provision for loan losses	17,252	15,593	33,966	30,629
Non-interest income:
Investment advisory fees	1,145	1,045	2,249	2,061
Deposit and interchange fees	1,261	1,181	2,459	2,289
Income on bank-owned life insurance, net	106	119	214	235
Net gains on sales of investment securities	127	468	615	948
Gains on sales of loans	75	222	148	557
Other income	550	518	1,058	1,102
Total non-interest income	3,264	3,553	6,743	7,192
Non-interest expense:
Salaries and employee benefits	9,324	8,651	18,398	16,699
Occupancy and equipment expenses	1,597	1,488	3,293	3,059
Technology and telecommunications expenses	1,334	1,203	2,596	2,356
Advertising and public relations expenses	771	946	1,357	1,566
Audit, legal and other professional fees	492	411	841	825
Deposit insurance premiums	289	284	554	533
Supplies and postage expenses	255	250	519	487
Investment advisory and custodial expenses	128	134	266	260
Other operating expenses	1,255	1,094	2,446	2,130
Total non-interest expense	15,445	14,461	30,270	27,915
Income before income taxes	5,071	4,685	10,439	9,906
Provision for income taxes	1,757	1,606	3,619	3,394
Net income	$3,314	$3,079	$6,820	$6,512

Basic earnings per share	$0.33	$0.31	$0.68	$0.67
Diluted earnings per share	$0.32	$0.31	$0.67	$0.66

Basic weighted average common shares outstanding	10,124,372	9,825,335	10,077,502	9,770,559
Diluted weighted average common shares outstanding	10,204,976	9,889,639	10,162,187	9,840,016

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

(Dollars in thousands, except per share data)	At or for the six months ended June 30, 2014	At or for the year ended December 31, 2013	At or for the six months ended June 30, 2013

BALANCE SHEET AND OTHER DATA
Total assets	$1,933,248	$1,849,925	$1,753,336
Loans serviced for others	68,174	72,711	75,418
Investment assets under management	697,688	667,330	613,166
Total assets under management	$2,699,110	$2,589,966	$2,441,920

Book value per share	$15.73	$15.14	$14.58
Dividends paid per common share	$0.24	$0.46	$0.23
Total capital to risk weighted assets	11.30%	11.35%	11.28%
Tier 1 capital to risk weighted assets	9.94%	10.00%	9.96%
Tier 1 capital to average assets	8.59%	8.48%	8.62%
Allowance for loan losses to total loans	1.67%	1.77%	1.77%
Non-performing assets	$18,069	$18,460	$21,706
Non-performing assets to total assets	0.93%	1.00%	1.24%

INCOME STATEMENT DATA (annualized)
Return on average total assets	0.74%	0.78%	0.78%
Return on average stockholders’ equity	8.85%	9.32%	9.23%
Net interest margin (tax equivalent)	4.03%	4.07%	4.12%